Exhibit 99.1

ViewRay Announces Appointment of Phil Spencer to its Board of Directors

CLEVELAND, February 11, 2021 — ViewRay, Inc. (Nasdaq: VRAY) announced the appointment of Phil Spencer to its Board of Directors, effective February 9, 2021.

Mr. Spencer has a long track record of delivering substantial financial value as a CEO and board member over the last 20 years. He is currently the President and CEO of Mega-Broadband Investments (MBI), a private-equity backed top-10 US cable operator that acquires and invests in rural-focused cable systems. MBI recently acquired Northland Communications, Eagle Communications, Vyve Broadband, and FamilyView Cable, and currently passes 650,000 homes & businesses in fifteen states.

Prior to MBI, Phil was Chief Executive Officer of NewWave Communications which was acquired by CableOne (NYSE-CABO). He previously held numerous other CEO and Board of Director roles. A Marquette University graduate, Mr. Spencer holds a bachelor’s degree in Economics and Finance.

"ViewRay is a leading innovator with a promising opportunity to become the standard of care in radiation oncology," stated Phil Spencer. "I look forward to serving on the board and being part of a team that is making a profound impact on cancer patients around the world.”

ViewRay also announced that D. Keith Grossman has retired from its Board of Directors, effective February 9, 2021.

"It has been a privilege to serve on ViewRay's board over the last several years. I have watched the transition from an early-stage, innovative technology company to a mature organization with world class capabilities. I believe ViewRay will fulfill their mission of ‘treating and proving what others can’t’ as they execute on the promising opportunity in front of them," said Keith Grossman.

"On behalf of ViewRay, I wish to thank Keith for the meaningful impact he has made while serving on our board. He has been a key partner and thought leader, and we wish him all the best. Concurrent with Keith’s departure, we are delighted to welcome Phil to our board. He is an impressive leader with an extensive track record of creating shareholder value, and we look forward to his many contributions,” said Dan Moore, Chairman of the Board of ViewRay.

About ViewRay

ViewRay, Inc. (Nasdaq: VRAY), designs, manufactures and markets the MRIdian radiation therapy system. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian’s high-definition MR was purpose built to address specific challenges, including beam distortion, skin toxicity, and other concerns that potentially may arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

ViewRay is a medical device manufacturer and cannot and does not recommend specific treatment approaches. Individual results may vary. The results described herein may not be predictive

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the rate of new orders, upgrades, and installations, ViewRay's anticipated future operating and financial performance, and ViewRay's conference calls to discuss its quarterly results. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, the timing of delivery of ViewRay's products, the timing, length, and severity of the recent COVID-19 (coronavirus) pandemic, including its impacts across our businesses on demand, operations and our global supply chains, the results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates, and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its Quarterly Reports on Form 10-Q, as updated periodically with the company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Media Enquiries:

Karen Hackstaff

Vice President, Strategy and Brand

ViewRay, Inc.

1-844-MRIdian (674-3426)

media@viewray.com

Investor Relations:

Michaella Gallina

Vice President, Chief of Staff, Head of Investor Relations and Communications

ViewRay, Inc.

1-844-MRIdian (674-3426)

investors@viewray.com

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